                                                                    EXHIBIT 99.1


                           CONSENT OF DIRECTOR NOMINEE


         I, Roger W. Johnson, Director Nominee of Collectors Universe, Inc., a Delaware corporation, (the "Company") on this 26th day of October, 1999, do hereby consent the inclusion of my name as a Director Nominee of the Company on the Company's Registration Statement on Form S-1, Registration No. 333-86449, in connection with the Company's disclosure pursuant to Item 401 of Regulation S-K.

                                                By:     /s/ Roger W. Johnson
                                                   -----------------------------
                                                        Roger W. Johnson